                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                         EDAC Technologies Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                          EDAC TECHNOLOGIES CORPORATION
                             1806 New Britain Avenue
                              Farmington, CT 06032
                                 (860) 677-2603




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


     The Annual Meeting of Shareholders of EDAC Technologies Corporation will be held at the Farmington Country Club, 806 Farmington Avenue, Farmington, Connecticut, on May 16, 2000, at 10:00 a.m. Eastern Daylight Time for the following purposes:

(1)  to elect seven directors; and

(2) to ratify the appointment of Arthur Andersen LLP as auditors of the Company for its fiscal year ending December 30, 2000; and

(3) to transact such other business as may properly come before the meeting and any adjournment thereof.

     Shareholders of record at the close of business on April 12, 2000 are entitled to receive notice of and to vote at the meeting. All shareholders are cordially invited to attend the meeting in person. Shareholders who are unable to be present in person are requested to execute and return promptly the enclosed proxy, which is solicited by the Board of Directors of the Company.

     A copy of the 1999 Annual Report to Shareholders and a Proxy Statement accompany this Notice.




                                   EDAC TECHNOLOGIES CORPORATION



                                   /s/ Ronald G. Popolizio
                                   Ronald G. Popolizio
                                   Secretary



Farmington, Connecticut
April 25, 2000

                          EDAC TECHNOLOGIES CORPORATION
                             1806 New Britain Avenue
                              Farmington, CT 06032
                                 (860) 677-2603




               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                                 ON MAY 16, 2000


                             SOLICITATION AND VOTING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EDAC Technologies Corporation (the "Company") to be voted at the Annual Meeting of Shareholders to be held at the Farmington Country Club, 806 Farmington Avenue, Farmington, Connecticut, on May 16, 2000 at 10:00 a.m. Eastern Daylight Time, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The mailing to shareholders of this Proxy Statement and accompanying form of proxy will take place on or about April 25, 2000.

     If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later dated proxy or a vote in person at the Annual Meeting. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Annual Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed proxy returned to the Company, the shares represented thereby will be voted in FAVOR of the election of the directors listed in the enclosed proxy, in FAVOR of the ratification of auditors and in the discretion of the proxies for other matters properly brought before the meeting.

     Each shareholder of record at the close of business on April 12, 2000 is entitled to one vote for each share of common stock registered in such shareholder's name in regard to each proposal put to shareholders at the meeting. On that date, there were 4,269,080 shares of common stock outstanding, the Company's only class of stock outstanding. Assuming a quorum is present, the directors to be elected to the Board are elected by plurality, meaning the seven directors receiving the most votes will be elected. All other matters which are properly brought before the meeting will be approved upon the affirmative vote of a majority of the shares represented and voted at the meeting. Accordingly, abstentions and broker non-votes will have no effect. Although not required by law, the Company is seeking shareholder approval to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the 2000 fiscal year. If shareholders do not ratify such appointment, the Company will reevaluate its appointment. The Company knows of no other matter which will be brought before the meeting other than the election of directors and ratification of auditors.

     The expense of printing and mailing the Notice and Proxy Statement, including forwarding expense to beneficial owners of common stock held in the name of another, will be borne by the Company.


                              ELECTION OF DIRECTORS

     The Company's Bylaws provide for at least five and no more than nine directors to be elected at each Annual Meeting of Shareholders, to hold office until the next succeeding Annual Meeting and until their successors are duly elected. In accordance with the Bylaws, the Company has set the number of directors for the 2000 fiscal year at seven. The following table sets forth certain information about each person nominated for election as a director, all of whom are current directors of the Company:



NOMINEES:


                            Director
Name (and age)              Since       Principal Occupation (1)
--------------              -----       ------------------------

John DiFrancesco (74)       1989        Chairman of the Company
(4)

William J. Gallagher (72)   1986        President, William J.
(2)(3)                                  Gallagher Company
                                       (furniture wholesaler)

Robert J. Gilchrist (54)    1998        Managing Director, Horton
(3)(4)                                  International, Inc.
                                        (management consulting &
                                        executive search firm)

Lee Morris  (55)            1997        Chairman and Chief Executive
(3)(4)                                  Officer of The Robert E.
                                        Morris Company   (distributor of
                                        machine tools)

Arnold J. Sargis  (64)      1997        President, A.J. Sargis and
(2)(4)                                  Associates (consulting firm)


Daniel C. Tracy  (59)       1999        Business Consultant
(2)

Stephen G.W. Walk (48)      1985        President and principal
(2)(4)                                  shareholder, Blanche P. Field,
                                        LLC (custom lamp and lampshade
                                        manufacturer)

(1) The principal occupation of each director during the past five years was that shown in the table, except that: (1) Mr. DiFrancesco was Manager of the Sandusky, Ohio, General Motors plant until his retirement in 1986. During Mr. DiFrancesco's retirement he did consulting work for MPB Corp. of Keene, N.H.(precision ball and roller bearing manufacturer);(2) Mr. Gilchrist was General Manager at Ensign-Bickford Industries (diversified manufacturing company with principal operations in blast initiation for the aerospace and mining industries) until 1995;(3) Mr. Sargis was Continuous Improvement Manager at Wiremold Corporation (electrical wire management manufacturer) until 1995; (4) Mr. Tracy was a partner with Arthur Andersen from 1963 until his retirement in 1998; and (5) Mr. Walk was President and majority shareholder of Viscom International, Inc. (marine equipment importer) from 1989 until 1993.

(2) Member of the Audit Committee, which held three meetings during 1999. The Audit Committee meets annually to consider the report and recommendation of the Company's independent public accountants and is available for additional meetings upon request of such accountants. The Audit Committee's functions also include making recommendations to the Board of Directors regarding the engagement or retention of such accountants, adoption of accounting methods and procedures, public disclosures required for compliance with securities laws and other matters relating to the Company's financial accounting.

(3) Member of the Compensation Committee, which held four meetings during 1999. The Compensation Committee sets the compensation for the executive officers of the Company.

(4) Member of the Strategic Planning Committee which held no meetings during 1999. The Strategic Planning Committee reviews the Company's strategic direction and makes recommendations to the Board of Directors.

     The Company does not have a nominating committee.

     The Board of Directors held five meetings during 1999. No director attended fewer than 75% of the total number of meetings of the Board of Directors and each Committee on which he served.


DIRECTOR'S FEES

     In 1999 the Company paid directors who are not employees of the Company a $12,000 annual retainer and $1,000 for each non-telephonic Board of Directors or Committee meeting attended. The Board Chairman and Committee Chairmen were paid an additional $500 for each meeting chaired.

     The Board of Directors recommends that shareholders vote FOR all of the nominees.

                               EXECUTIVE OFFICERS

     The following table lists the names, ages and offices held by each executive officer of the Company:

      Name                          Age                  Office
      ----                          ---                  ------


John J. DiFrancesco                 74               Chief Executive Officer


Ronald G. Popolizio                 41               Executive Vice President,
                                                     CFO & Secretary


     Mr. DiFrancesco joined the Company as a member of the Board Directors in 1989 and became Chairman in 1995. Mr. DiFrancesco became the Chief Executive Officer on an interim basis in August 1999.


     Mr. Popolizio joined the Company in February 1997 as Vice President, Chief Financial Officer and Secretary. He became Executive Vice President in June 1998. From 1994 until joining the Company, Mr. Popolizio was the controller for The Connecticut Spring and Stamping Corporation. Prior to 1994 he was Chief Financial Officer with MRMC, Inc., a Rostra holding company.

     Officers are elected annually by and serve at the discretion of the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth summary information with respect to the annual and long-term compensation for each of the last three fiscal years for the two individuals who served as the Company's Chief Executive Officer during 1999 and for the only other senior executive officer of the Company whose total annual salary and bonus during fiscal 1999 exceeded $100,000 (the "Named Executive Officers").



SUMMARY COMPENSATION TABLE

                                                               Long Term      All Other
                                       Annual Compensation   Compensation    Compensation
                                       -------------------   ------------     ------------
                                                                Awards
                                                                ------
                                                     Other    Securities
                                                     Annual   Underlying
                                                     Compen-    Options/
Name and Principal            Salary    Bonus        sation      SARs
     Position       Year       ($)       ($)        ($)(1)      (#)           ($) (2)
-----------------   ----      ------    -----      -------    --------        --------
John DiFrancesco    1999      92,500      -           -          -               -
  Chief Executive
   Officer (3)

Edward J. McNerney  1999     142,788       -          -          -             711,750
  Chief Executive   1998     195,000    135,000      6,274     61,000           23,607
  Officer (4)       1997     168,174    135,000     79,918     15,000           32,526

Ronald G. Popolizio 1999     157,789       -          -         -                3,736
  Executive Vice    1998     137,500     65,000       -        25,000           16,107
  President CFO     1997      92,788     48,000       -        15,000            9,179
  and Secretary

(1) Reflects amounts reimbursed for payment of taxes due on life insurance payments. The amount for Mr. McNerney also includes $32,800 paid for relocation expenses in 1997 and a $50,000 signing bonus (1/2 paid in 1997 and 1/2 paid in 1996) for joining the Company.

(2) For Mr. McNerney represents life insurance premium payments of $7,500 for 1998 and 1997 and $1,750, $16,107 and $25,026 of payments to defined contribution plans for 1999, 1998 and 1997, respectively. For Mr. McNerney, also includes $710,000 paid or accrued for severance in 1999. For Mr. Popolizio represents payments to defined contribution plans.

(3) Mr. DiFrancesco became the Chief Executive Officer on an interim basis upon the resignation of Mr. McNerney on August 17, 1999. Mr. DiFrancesco was also paid $41,725 for consulting services.

(4) Mr. McNerney resigned as the Company's Chief Executive Officer on August 17, 1999. In accordance with a severance agreement Mr. McNerney received severance of $710,000 which will be paid over three years commencing August 17, 1999. $82,212 was paid in 1999 under this agreement.

     There were no stock options granted to the Named Executive Officers during the 1999 fiscal year.

     The following table reflects stock options exercised by the Named Executive Officers during the 1999 fiscal year and the value of unexercised options at the end of the 1999 fiscal year:


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                 Number of
                                                 Securities      Value of
                                                 Underlying      Unexercised
                                                 Unexercised     in-the-Money
                                                 Options/SARs    Options/SARs
                     Shares                      at FY-End (#)   at FY-End ($)
                     Acquired on      Value      Exercisable/    Exercisable/
Name                 Exercise (#)  Realized ($)  Unexercisable   Unexercisable
----                 ------------  ------------  -------------   -------------

John DiFrancesco        7,500        35,600         47,000/       $  -   /
                                                      -              -
Edward J. McNerney       -             -           187,500/        65,010/
                                                      -              -

Ronald G. Popolizio      -             -            37,500/          -   /
                                                      -              -

     Options above reflect the 10% stock dividend paid by the Company to all shareholders on July 1, 1998.



EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENTS

         Pursuant to an employment agreement with the Company, Mr. McNerney was entitled to a minimum annual salary of $195,000 plus an annual incentive bonus determined by the Compensation Committee of the Board of Directors and various other fringe benefits. The agreement also provided that, upon termination of employment by the Company for any reason other than death, disability or cause, Mr. McNerney would receive severance equal to 24 months of his then base compensation plus 2 times the average of the three highest annual bonus payments received by him during the five fiscal years prior to termination. If Mr. McNerney's employment was terminated due to death or disability, he was entitled receive a prorated cash bonus for the year of termination. In the event of a change in ownership, previously granted stock options also become immediately exercisable.

     Mr. McNerney resigned as the Company's Chief Executive Officer on August 17, 1999. On October 22, 1999, the Company entered into a Termination and Release Agreement with Mr. McNerney. Pursuant to this agreement, the Company is required to make aggregate payments to Mr. McNerney of $710,000 over the period from August 1999 through August 2002. Mr. McNerney agreed to hold himself available for consulting services. The Company also agreed to (i) allow Mr. McNerney to exercise all stock options previously issued to him by the Company at any time on or before September 15, 2001, (ii) continue to provide health benefits to Mr. McNerney until the earlier of June 30, 2000 or Mr. McNerney obtaining other health coverage, and (iii) allow Mr. McNerney to continue to use a company car until its lease term ends.

     Pursuant to an employment agreement with the Company, Mr. Popolizio is entitled to a minimum annual salary of $150,000 plus an annual incentive bonus determined by the Compensation Committee of the Board of Directors and various other fringe benefits. The agreement also provides that, upon termination of employment by the Company for any reason other than death, disability or cause, Mr. Popolizio will receive severance equal to 24 months of his then base compensation plus 2 times the average of the three highest annual bonus payments received by him during the five fiscal years prior to termination. If Mr. Popolizio's employment is terminated due to death or disability, he will receive a prorated cash bonus for the year of termination.


CHANGE OF CONTROL AGREEMENTS

     In fiscal year 1999, the Company entered into Change of Control Agreements with each of Edward J. McNerney, the Company's Chief Executive Officer through August 17, 1999, and Ronald G. Popolizio, the Company's Executive Vice President, Chief Financial Officer and Secretary. These agreements essentially act as springing employment agreements which provide that upon a change of control of the Company (as defined in the agreement), the executive shall continue to be employed by the Company for a period of three years in the same capacities and with the same compensation and benefits as the executive was receiving prior to the change of control (all as specified in the agreements). If the executive is terminated after the change of control without cause or he quits for good reason (both as defined in the agreement), the executive is generally entitled to receive a severance payment from the Company equal to the amount of compensation remaining to be paid to the executive under the agreement for the balance of the three year term.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of outside directors. Accordingly, during the fiscal year, the Compensation Committee consisted of Mssrs. DiFrancesco, Gallagher, Gilchrist, Morris and Walk. Mr. DiFrancesco, upon becoming Chief Executive Officer of the Company, resigned as a member of the Compensation Committee in August 1999.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     As was reported in last year's Proxy Statement, the Compensation Committee of the Board of Directors initiated compensation policies to enhance the financial performance of the Company. The Compensation Committee and the entire Board strongly believe that the shareholders' best interests are served by a motivated workforce that shares in the rewards of achieving defined objectives that improve shareholder value. The Board of Directors remains committed to the premise that everyone in the organization should be rewarded, commensurate with their responsibilities and contributions to achieving measurable objectives, which improve shareholder value.

     Incentive compensation (bonus) for 1999 was established by formula in November 1998, based on attaining specific objectives relating to operation and net profit, earnings per share and growth in sales. Other factors considered by the committee in evaluating executive performance include organizational development, customer service quality and adherence to the Company's Mission Statement.

     As reported in the 1999 Annual Report, the Company experienced significant downturn in revenues resulting in an operating loss for the year. As a result, and in accordance with the incentive formula, no cash bonuses were paid to Company's executives for 1999. The committee intends to resume paying bonuses at the end of 2000, if financial conditions of the Company so warrant. The Company also did not grant stock options to executive officers in fiscal 1999.

     Mr. Edward McNerney served as Chief Executive Officer until his resignation, which was effective August 17, 1999. During that time, he received a total salary of $142,788. Additional compensation paid to Mr. McNerney subsequent to his resignation was in accordance with his employment, the terms of which have been reported. Also effective August 17, 1999, John DiFrancesco, Chairman of the Company, assumed the additional role of Chief Executive Officer on an interim basis. From August 17, 1999 through year-end, Mr. DiFrancesco was paid $92,500 as compensation for this position.

Compensation Committee Members

         William J. Gallagher
         Robert Gilchrist
         Lee Morris
         John DiFrancesco (through August 17, 1999)

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following performance graph compares the five year cumulative return from investing $100 on December 31, 1994 in the Company's common shares to the Total Return Index for The Nasdaq Stock Market (US Companies) and the Total Return Index for Nasdaq Trucking and Transportation Stocks.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF
        EDAC COMMON STOCK, TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET
      AND TOTAL RETURN INDEX FOR NASDAQ TRUCKING AND TRANSPORTATION STOCKS



                              [PERFORMANCE GRAPH]

                                                         NASDAQ                     EDAC
                              NASDAQ (US)              TRANSPORTATION           TECHNOLOGIES
       YEAR
---------------------------------------------------------------------------------------------------

               1994                    100.000                    100.000                  100.000
               1995                    141.335                    116.670                  153.752
               1996                    173.892                    128.788                  246.002
               1997                    213.073                    164.844                1,076.261
               1998                    300.248                    148.297                  651.005
               1999                    542.430                    158.376                  202.502



                            RATIFICATION OF AUDITORS

         The Company has engaged Arthur Andersen LLP, independent auditors, as the Company's independent auditors to audit the Company's financial statements for the 2000 fiscal year. The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Arthur Andersen LLP.

                         PRINCIPAL SECURITY HOLDERS AND
                         SECURITY HOLDINGS OF MANAGEMENT

     The following table reflects the beneficial ownership of the outstanding common stock of the Company as of April 3, 2000, by each person known to the Company to own beneficially more than 5% of such stock outstanding, each director and nominee, each Named Executive Officer and all directors and executive officers of the Company as a group.


                                Number of Shares
                                 and Nature of          Percent
                                   Beneficial              of
Name                              Ownership (1)          Class
----                              -------------          -----

EDAC Technologies Corporation
Employee Stock Ownership Plan
and Trust (2)                        557,663                13.1%


John J. DiFrancesco (3)               91,805                 2.1%

William J. Gallagher (3)(4)          205,272                 4.7%

Robert J. Gilchrist (3)               31,753                 0.7%

Edward J. McNerney                   190,300                 4.3%

Lee Morris (3)                        34,362                 0.8%

John Moses                           448,000                10.5%

Francis W. Moskey (2)                627,429                14.7%

Ronald G. Popolizio (2)(3)           612,067                14.2%

Glenn L. Purple (2)(3)               581,721                13.6%

Arnold Sargis (3)                     36,550                 0.9%

Daniel Tracy                          12,564                 0.3%

Stephen G.W. Walk (3)                 62,200                 1.4%


All Directors and Executive
Officers as a group
(9 persons) (2)(3)                 1,276,873                27.2%



(1) Except as otherwise indicated, the specified persons have sole voting and investment power as to all the shares indicated.

(2) The number of shares includes 557,663 shares owned by the EDAC Employee Stock Ownership Plan ("ESOP"). The shares are voted by the Trustees of the EDAC ESOP (subject to direction by participants for allocated shares). The Trustees of the ESOP are as follows:

        Ronald G. Popolizio
        Francis W. Moskey           Glenn L. Purple

(3) The number of shares shown includes the following shares which may be acquired by exercise of options which are currently exercisable or exercisable in 60 days: 56,700 each as to Messrs. Gallagher and Walk; 47,000 as to Mr. DiFrancesco, 37,500 as to Mr. Popolizio; 16,000 each as to Messrs. Gilchrist, Morris and Sargis; 2,558 as to Mr. Purple; and 245,900 as to all executive officers and directors as a group.

(4) Includes 18,150 shares held directly by a company wholly-owned by Mr. Gallagher, and 7,733 shares held in that company's profit sharing trust.


     The address of each of the current directors of the Company and the EDAC ESOP is the principal business address of the Company. The address of Mr. Moses is 3616 North Albemarle Street, Arlington, VA 22207.

     The above beneficial ownership information is based upon information furnished by the specified persons and is determined in accordance with SEC Rule 13d-3, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes and may include shares as to which beneficial ownership is disclaimed.


                              SHAREHOLDER PROPOSALS

     Any shareholder who desires to submit a proposal for inclusion in the Company's 2001 Proxy Statement should submit the proposal in writing to Ronald
G. Popolizio, Secretary, Edac Technologies Corporation, 1806 New Britain Ave. Farmington, CT 06032. The Company must receive a proposal no later than December 26, 2000, in order to consider it for inclusion in the Company's 2000 Proxy Statement. For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2001 Annual Meeting, management will be able to vote proxies in its discretion if the
Company: (1) receives notice of the proposal before the close of business on March 10, 2001, and advises shareholders in the 2001 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) the Company does not receive notice of the proposal prior to the close of business on March 10, 2001. Notices of intention to present proposals at the 2001 Annual Meeting should be addressed to Ronald G. Popolizio, Secretary, Edac Technologies Corporation, 1806 New Britain Avenue, Farmington, CT 06032.

                                  AUDIT MATTERS

     Representatives of Arthur Andersen LLP, the Company's independent public accountants, will be present at the annual meeting to respond to questions and to make a statement, if they so desire.



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Messrs. Gilchrist and Tracy each reported one purchase late on Form 4. Mr. Gallagher reported one sale late on Form 5.






                               EDAC TECHNOLOGIES CORPORATION




                               /s/ Ronald G. Popolizio
                               Ronald G. Popolizio
                               Secretary




Farmington, Connecticut
April 25, 2000

                         EDAC TECHNOLOGIES CORPORATION
                 ANNUAL MEETING OF SHAREHOLDERS - MAY 16, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints each of Ronald G. Popolizio and Daniel J. Brink the proxies (with full substitution) of the undersigned to attend the annual meeting of shareholders of Edac Technologies Corporation (the "Company") to be held on May 16, 2000 at 10:00 a.m. Eastern Daylight Time, at the Farmington Country Club, 806 Farmington Avenue, Farmington, Connecticut and any adjournment thereof and to vote all shares of stock of the Company held by the undersigned on April 12, 2000, as specified below and on any other matters that may properly come before said meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy appointment will be voted FOR ITEMS 1 and 2.







           \/ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED \/



               EDAC TECHNOLOGIES CORPORATION 2000 ANNUAL MEETING

            THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR ITEMS 1 AND 2.

1. ELECTION OF DIRECTORS:  1 - John J. DiFrancesco   5 - Arnold J. Sargis  [ ] FOR all nominees           [ ] WITHHOLD AUTHORITY
                           2 - William J. Gallagher  6 - Daniel C. Tracy       listed to the left (except     to vote for all
                           3 - Robert J. Gilchrist   7 - Stephen G.W. Walk     as specified below),           nominees listed to the
                           4 - Lee Morris                                                                     left.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s)  of the nominee(s) in the box provided to the right.)
                                                                           -------------------------------------------

2. To ratify the appointment of Arthur Andersen LLP as auditors of         [ ]  FOR   [ ]  AGAINST  [ ]  ABSTAIN
   the Company for the fiscal year ending December 30, 2000.


   Check appropriate box                             Date                         NO. OF SHARES
   Indicate changes below;                               -----------------
   Address Change?         [ ]      Name Change? [ ]                        ------------------------------------------
                                                                            Signature(s) in Box
                                                                            Please sign exactly as your name appears on
                                                                            this Proxy. When shares are held by joint
                                                                            tenants, both should sign. When signing as
                                                                            attorney, executor, administrator, trustee or
                                                                            guardian, please give full title as such.
                                                                            If a corporation, please sign in full corporate
                                                                            name by President or other authorized officer.
                                                                            If a partnership, please sign in partnership
                                                                            name by authorized person.
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